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CUSIP NO.: 708094107                                         PAGE 20 OF 21 PAGES

                                   EXHIBIT C

                      Disclaimer of Beneficial Ownership
                      ----------------------------------

PennCorp Financial Group, Inc.
Common Stock
1,579,100 Shares*

SSCO, Inc. and Mark E. Strome disclaim beneficial ownership as to all shares beneficially owned for Section 13(d) filing purposes by Strome Investment Management, L.P. as investment adviser.

*The shares reported and disclaimed herein are $.01 par value Common Stock of the issuer.